Exhibit 10.3

This Agreement is entered into as of May 20, 2014 by and between Gerald Modesitt Trust U/A/D 12/9/83 (“Trust”) and Generation Zero Group, Inc. (“GNZR”).

RECITALS:

A.	GNZR executed that certain promissory note (“NOTE”) on November 4, 2010 in the original principal amount of $250,000 with Gerald Modesitt (“GM”) as the Holder.
B.	GM assigned his interest in the Note as Holder to Trust upon receipt of the Note.
C.	GNZR is in default of its obligations of the Note for the failure to make all required payments under the Note.
D.	Trust and GNZR desire to amend the Note and enter into certain agreements in connection with the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	All past defaults under the Note shall be waived by Trust, but the amount of principal and accrued interest up through January 13, 2014 shall not be forgiven.
2.
Payments on the Note shall be deferred and interest under the Note shall stop accruing beginning January 13, 2014 until GNZR commences making payments and accruing interest under the senior secured notes (“Senior Notes”) which are secured by the URL www.find.com, mirroring all deferral and waivers by the holders of the Senior Notes.

3.
Notwithstanding anything contained herein to the contrary, the Note shall be in default if GNZR is in default of the Senior Notes the holder(s) of said obligations pursue default remedies and obtain a judgment and/or foreclose or take possession of collateral if applicable.

4.	Except as modified by this Agreement, the Note shall remain in full force and effect in accordance with its terms, including without limitation all default remedies.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GERALD MODESITT TRUST U/A/D 12/9/83	Generation Zero Group, Inc.

/s/ Gerald Modesitt, Trustee	By /s/ Richard M. Morrell
Gerald Modesitt, Trustee	Richard M. Morrell, CEO

Please return via fax to 704-631-4541 or to Tina Cheney, CFO @ tina.cheney@gmail.com.